GRUBB & ELLIS.
Healthcare REIT II

Portfolio Overview

as of September 30, 2011









Portfolio Acquisitions Map

as of September 30, 2011



Center for Neurosurgery & Spine
Sartell, MN
Pocatello East Medical Office Building
Pocatello, ID
St. Vincent Medical Office Building
Cleveland, OH
Philadelphia SNF Portfolio
Philadelphia, PA
Parkway Medical Center
Beachwood, OH
Jersey City Medical Office Building
Jersey City, NJ
Highlands Ranch Medical Pavilion
Highlands Ranch, CO
Columbia Long-Term Acute Care Hospital
Columbia, MO
Cape Girardeau Long-Term Acute Care Hospital
Cape Girardeau, MO
Virginia Skilled Nursing Facility Portfolio
Seven locations throughout Virginia
Locations:
Bastian
Charlottesville
Fincastle
Hot Springs
Lebanon
Low Moor
Midlothian
St. Anthony North Medical Office Building
Westminster, CO
Joplin Long-Term Acute Care Hospital
Joplin, MO
Muskogee Long-Term Acute Care Hospital
Muskogee, OK
Loma Linda Pediatric Specialty Hospital
Loma Linda, CA
Central Arkansas Medical Office Building Portfolio
Benton, Bryant, AR
Sylva Medical Office Building
Sylva, NC
Lawton Medical Office Building Portfolio
Lawton, OK
Yuma Skilled Nursing Facility
Yuma, AZ
Athens Long-Term Acute Care Hospital
Athens, GA
Dixie-Lobo Medical Office Building Portfolio
Carlsbad and Hobbs, NM
Dixie-Lobo Medical Office Building Portfolio
Hope, AR
Ennis Medical Office Building
Ennis, TX
Lacombe Medical Office Building
Lacombe, LA
Hardy Oak Medical Office Building
San Antonio, TX
Lafayette Physical Rehabilitation Hospital
Lafayette, LA
Lakewood Ranch Medical Office Building
Bradenton, FL
Dixie-Lobo Medical Office Building Portfolio
Alice, Lufkin, Victoria and Wharton, TX
Dixie-Lobo Medical Office Building Portfolio
Lake Charles, LA
Maxfield Medical Office Building
Sarasota, FL
Surgical Hospital of Humble
Humble, TX
Livingston Medical Arts Pavilion
Livingston, TX
Portfolio Asset Mix*
Medical Office Buildings
48.5%
Skilled Nursing Facilities
33.4%
Hospitals
18.1%

*Based on purchase price

Portfolio Snapshot

as of September 30, 2011

Number of Acquisitions	24
Number of Off-Market Acquisitions	16
Total Purchase Price	$430.8 million
Number of Buildings	55
Gross Leasable Area	1,929,000
Percentage Leased *(as of 6/30/2011)*	96.9%
Weighted Average Remaining Lease Term *(as of 6/30/2011)*	10.2 years
Capitalization Rate*	9.01%
Current Monthly Distribution *Annualized*[1]	6.5%
Equity Raised *Approximately, excluding DRIP shares (as of 9/23/2011)*	$383 million

Grubb & Ellis Healthcare REIT II

The executive management of Grubb & Ellis Healthcare REIT II is devoted to delivering exceptional financial performance, providing enhanced transparency and ensuring that the interests of our stockholders guide our every action:

- Acquisition strategy designed to sustain distribution model and facilitate a timely, competitive valuation at exit[1]
- Immediate adoption of the Investment Program Association's (IPA) standard for calculating modified funds from operations (MFFO), which is a non-GAAP performance measure broadly used in the non-traded REIT industry[2]
- Supplemental reporting to enhance operational and financial transparency to stockholders[2]
- Eliminated internalization fees to the sponsor[3]
- Execution of executive stock purchase plan wherein Chief Executive Officer Jeff Hanson invests 100 percent of after-tax cash compensation and President & Chief Operating Officer Danny Prosky invests 50 percent of after-tax cash compensation from the sponsor into the common stock shares of the REIT[4]

Footnotes

1. Investors should not rely on the past performance of Grubb & Ellis Healthcare REIT II, Inc. to predict its future results. **The current distribution rate is not guaranteed and is subject to change.** The company has and may continue to pay distributions from the net proceeds of our offering, from borrowings in anticipation of future cash flows or from other sources such as Grubb & Ellis Company, the company's sponsor. Any such distributions may reduce the amount of capital the company ultimately invests in assets and negatively impact amount of income available for future distributions. Please see Footnote 2 below for the IPA's definition of MFFO and for a discussion of management's use of MFFO to evaluate the company's sustainable performance and distribution model. The company is not obligated, through its charter or otherwise, to effectuate a liquidity event, and it may not effect a liquidity event within its targeted time frame of five years after the completion of the company's offering stage, or at all. If the company does not affect a liquidity event, its stockholders may have to hold their investment in shares of the company's common stock for an indefinite period of time. In addition, the company can provide no assurance that its portfolio is designed to deliver maximum valuation upon exit, if such exit occurs.

2. The company can provide no assurance that its implementation of our reporting practices, such as its supplemental disclosure materials, its quarterly earnings releases and its adoption of the IPA's definition of modified funds from operations will provide for increased transparency and prove to be beneficial to its stockholders. Modified funds from operations (MFFO) is a non-GAAP measure that the company defines consistent with the Investment Program Association's (IPA) Guideline 2010-01, issued in November 2010. The company uses MFFO because the company believes that MFFO is an appropriate supplemental measure to reflect the operating performance of a REIT. MFFO is a metric used by the company's management to evaluate sustainable performance and distribution policy. The Practice Guideline defines MFFO as funds from operation, or FFO, further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities; accretion of discounts and amortization of premiums on debt investments; nonrecurring impairments of real estate-related investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The company's MFFO calculation complies with the IPA's Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, gains or losses from the extinguishment of debt, deferred rent receivables and the adjustments of such items related to non-controlling interests. The other adjustments included in the IPA's Practice Guideline are not applicable to the company for the year ended December 31, 2010 and for the three and nine months ended September 30, 2011. MFFO should not be construed as a historic performance measure because MFFO excludes acquisition expenses which are an important component in an analysis of historical performance.

3. The company has eliminated an internalization fee, which was payable to the company's advisor upon the company's acquisition of management functions performed by its advisor, such as asset management, accounting and legal services and property management. Such internalization of management functions normally occurs just prior to a liquidity event. While the company will not pay an internalization fee to acquire the management functions, it still pays certain fees to its advisor or affiliates. Such fees are disclosed in the prospectus and investors should consult the prospectus to review information about the fees associated with this offering. The Company can provide no assurance that the elimination of the internalization fee provides a purer alignment of interests between the sponsor and its stockholders and will prove to be more beneficial to its stockholders.

4. The company can provide no assurance that the executive stock purchase plans entered into by both its chief executive officer and chairman of the board of directors, Jeffrey T. Hanson, and its president and chief operating officer, Danny Prosky, will create an increased alignment of interests between the company's executive officers and our stockholders, and whether such alignment of interests will be beneficial to our stockholders.

* The estimated capitalization rates are based on each property's net operating income from the in-place leases for the twelve months after the date of purchase of the respective property, including any contractual rent increases contained in such leases for those twelve months, divided by the purchase price for the respective property, exclusive of any acquisition fees and expenses paid. In calculating each property's net operating income, we generally estimate each property's expenses for the twelve months after the date of purchase by evaluating historical expenses of the property and adjusting for factors such as the property's age, location and other information we obtained during our due diligence examination of the property prior to its acquisition. We also estimate each property's occupancy for the twelve months after the date of purchase using assumptions regarding upcoming lease renewals or terminations based on information we obtained about the property and its tenants during our due diligence examination of the property prior to its acquisition. The capitalization rates do not reflect reserves for replacements.

877.888.7348 www.gbe-reits.com/healthcare2

GRUBB & ELLIS. Healthcare REIT II

IU-HC II-F102-S-0811

GRUBB & ELLIS.
Healthcare REIT II

Property Portfolio

as of September 30, 2011

Grubb & Ellis Healthcare REIT II began property acquisitions in March 2010. Since then, the company has made 24 geographically diverse acquistions comprised of 55 clinical medical buildings valued at approximately $430.8 million, based on purchase price in the aggregate.

September Acquisition


LAFAYETTE





Lafayette Physical Rehabilitation Hospital

Lafayette, LA

ACQUIRED SEPTEMBER 2011
NUMBER OF BUILDINGS 1
PURCHASE PRICE $12,100,000
GROSS LEASABLE AREA 26,000
PERCENT LEASED 100%*
CAPITALIZATION RATE 8.85%**

*see **Complete List of Acquisitions** on the reverse page*

Complete List of Acquisitions

Property	Property Type	Acquisition Date	City, State	SQ Ft	Leased %*	Acquisition Cap Rate**	Purchase Price
Lafayette Physical Rehabilitation Hospital	Hospital	September 2011	Lafayette, LA	26,000	100%	8.85%	$12,100,000
Maxfield Medical Office Building	Medical Office	July 2011	Sarasota, FL	41,000	91%	8.35%	$7,200,000
Philadelphia SNF Portfolio	Skilled Nursing Facility	June 2011	Philadelphia , PA	392,000	100%	10.02%	$75,000,000
Central Arkansas Medical Office Building Portfolio	Medical Office	May 2011	Benton, Bryant, AR	111,000	72%	8.69%	$15,370,000
Medical Park Place I & II, Benton, AR; Home Health Medical Complex, Benton, AR; Bryant Medical Office Building, Bryant, AR;							
Jersey City Medical Office Building	Medical Office	May 2011	Jersey City, NJ	68,000	93%	7.57%	$28,680,000
Dixie-Lobo Medical Office Building Portfolio	Medical Office	May 2011	Multiple Locations	156,000	100%	9.41%	$30,050,000
Hope, AR; Lake Charles, LA; Carlsbad, NM; Hobbs, NM; Alice, TX; Lufkin, TX; Victoria, TX; Wharton, TX							
Lakewood Medical Office Building	Medical Office	April 2011	Bradenton, FL	58,000	94%	8.89%	$12,500,000
Hardy Oak Medical Office Building	Medical Office	April 2011	San Antonio, TX	42,000	100%	8.44%	$8,070,000
Yuma Skilled Nursing Facility	Skilled Nursing Facility	April 2011	Yuma, AZ	40,000	100%	9.80%	$11,000,000
Loma Linda Pediatric Specialty Hospital	Skilled Nursing Facility	March 2011	Loma Linda, CA	34,000	100%	10.00%	$13,000,000
St. Anthony North Medical Office Building	Medical Office	March 2011	Westminster, CO	60,000	89%	7.82%	$11,950,000
Columbia Long-Term Acute Care Hospital†	Hospital	January 2011	Columbia, MO	31,000	100%	8.85%	$12,423,000
Ennis Medical Office Building	Medical Office	December 2010	Ennis, TX	30,000	95%	8.17%	$7,100,000
Lawton Medical Office Building Portfolio	Medical Office	December 2010	Lawton, OK	62,000	100%	8.14%	$11,550,000
Surgical Hospital of Humble	Hospital	December 2010	Humble, TX	30,000	100%	9.27%	$13,100,000
Sylva Medical Office Building	Medical Office	November 2010	Sylva, NC	45,000	100%	8.21%	$11,400,000
Athens Long-Term Acute Care Hospital†	Hospital	October 2010	Athens, GA	31,000	100%	8.85%	$12,264,000
Virginia Skilled Nursing Facility Portfolio	Skilled Nursing Facility	September 2010	Multiple Locations, VA	232,000	100%	9.66%	$45,000,000
Brian Center of Fincastle, Fincastle, VA; Brian Center of Low Moor, Low Moor, VA; Bland Nursing & Rehabilitation Center, Bastian, VA; Laurels of Charlottesville, Charlottesville, VA; Laurels of Willow Creek, Midlothian, VA; Maple Grove Healthcare, Lebanon, VA; Springs Nursing Facility, Hot Springs, VA							
Joplin Long-Term Acute Care Hospital†	Hospital	August 2010	Joplin, MO	26,000	100%	8.85%	$8,951,000
Cape Girardeau Long-Term Acute Care Hospital†	Hospital	August 2010	Cape Girardeau, MO	27,000	100%	8.85%	$8,057,000
Pocatello East Medical Office Building	Medical Office	July 2010	Pocatello, ID	76,000	100%	8.39%	$15,800,000
Livingston Medical Arts Pavilion	Medical Office	June 2010	Livingston, TX	29,000	100%	8.44%	$6,350,000
St. Vincent Medical Office Building	Medical Office	June 2010	Cleveland, OH	51,000	94%	8.60%	$10,100,000
Muskogee Long-Term Acute Care Hospital	Hospital	May 2010	Muskokee, OK	37,000	100%	9.06%	$11,000,000
Highlands Ranch Medical Pavilion	Medical Office	April 2010	Highlands Ranch, CO	37,000	100%	8.49%	$8,400,000
Parkway Medical Center	Medical Office	April 2010	Beachwood, OH	88,000	92%	8.13%	$10,900,000
Center for Neurosurgery and Spine	Medical Office	March 2010	Sartell, MN	33,000	100%	8.54%	$6,500,000
Lacombe Medical Office Building	Medical Office	March 2010	Lacombe, LA	34,000	100%	8.48%	$6,970,000

**As of September 30, 2011.*

*** The estimated capitalization rates are based on each property's net operating income from the in-place leases for the twelve months after the date of purchase of the respective property, including any contractual rent increases contained in such leases for those twelve months, divided by the purchase price for the respective property, exclusive of any acquisition fees and expenses paid. In calculating each property's net operating income, we generally estimate each property's expenses for the twelve months after the date of purchase by evaluating historical expenses of the property and adjusting for factors such as the property's age, location and other information we obtained during our due diligence examination of the property prior to its acquisition. We also estimate each property's occupancy for the twelve months after the date of purchase using assumptions regarding upcoming lease renewals or terminations based on information we obtained about the property and its tenants during our due diligence examination of the property prior to its acquisition. The capitalization rates do not reflect reserves for replacements.*

†The Columbia, Athens, Joplin, and Cape Girardeau long-term acute care hospitals are considered one acquisition. The average capitalization rate for these four buildings is 8.85%.

877.888.7348 www.gbe-reits.com/healthcare2

GRUBB & ELLIS.
Healthcare REIT II